Exhibit 2

ARTICLES OF INCORPORATION
OF
UPLAND INVESTMENT CORPORATION

WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah business Corporation Act, adopt the following Articles of incorporation for such corporation.

ARTICLE I - NAME

The name of the corporation is Upland Investment Corporation.

ARTICLE 11 - DURATION

The duration of the corporation is perpetual.

ARTICLE III - PURPOSES
The purpose or purposes for which this corporation is engaged are:

(a) To engage In the specific business of making investments, including Investment in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activates. and for any and all other lawful purposes.

(b) To acquire by purchase. exchange, gift, bequest, subscription or otherwise and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent an natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict In any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and power specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE  IV - STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having $.001 par value per share. All stock of the corporation shall be of the some class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDERS RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration an the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

ARTICLE VIII - INITIAL OFFICE AND AGENT

Robert W. Carlson
1361 North Main
Centerville, Utah 84014

ARTICLE  IX - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation in three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:
PAGE

                NAME                     ADDRESS
                ----                     -------
     Robert W. Carlson       1361 North Main Centerville, Utah 84014
     John D. Hunter          65 South 750 East Bountiful, Utah 84010
     Steven J. Carlson       1361 North Main Centerville, Utah 84014

ARTICLE X - INCORPORATORS

     The name and address of each incorporator is:

                NAME                     ADDRESS
                ----                     -------
     Thomas G. Kimble       311 South State St., Suite 440, SLC, UT 84111
     Van L. Butler          311 South State St., Suite 440, SLC, UT 84111
     Leon W. Crockett       311 South State St., Suite 440, SLC, UT 84111

ARTICLE XI
COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest to disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors way be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves. or ratifies such contract or transaction.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the beat of our knowledge and belief, true, correct and complete.

DATED this 30th day of January, 1986.


/S/ Thomas G. Kimble

/S/ Van L. Butler

/S/ Leon W. Crockett

/S/Robert W. Carlson, as Registered Agent

PAGE

AMENDMENT TO
ARTICLES OF INCORPORATION OF
UPLAND INVESTMENT CORPORATION

     Pursuant to section 16-1Oa-1003 of the Utah Revised Business Corporation Act, Upland Investment Corporation, a Utah corporation, hereinafter referred to as the "Corporation,' hereby adopts the following Amendment to its Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

ARTICLE I - NAME

     The name of this corporation is Upland Energy Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article IV-A:

ARTICLE IV-A - REVERSE STOCK SPLIT

At the effective time of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the 13,990,000 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-2 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock (hereinafter the "Consolidated Common Stock"), for each 2 shares of Common Stock, $0.001 par value, held by them on the effective date of the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interests will be rounded to the nearest whole share. ne reverse split will not result in any modification of the rights of shareholders, and will have no effect on the shareholders' equity in the Corporation. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

     3. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article XII:

ARTICLE XII - ACTION WITHOUT SHAREHOLDERS' MEETING

Pursuant to and in accordance with the requirements of section 16-1Oa-704 of the Utah Revised Business Corporation Act, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     4. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article XIII:
PAGE

ARTICLE XIII - LIMITATION ON LIABILITY OF DIRECTORS

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for any action taken or failure to take any action, as a director, except (i) the amount of a financial benefit received by a director to which he is not entitled (ii) the intentional infliction of harm on the Corporation or the shareholders (iii) for liability arising from any action under section 16-10a-842 of the Utah Revised Business Corporation Act as it may from time to time be amended or any successor provision thereto, or (iv) an intentional violation of criminal law.

     5. Except a specifically provided herein, the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     6. By execution of this Amendment to Articles of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing Amendment to Articles of Incorporation of Upland Investment Corporation, was duly authorized and adopted by the shareholders of (be Corporation at special meeting held November 12, 1993, at which a total of 7,358,330 shares of the Corporation's outstanding common stock were represented in person or by proxy and of which 7,358,330 shares, or 52.5%, voted in favor of this Amendment and -0- shares voted against this Amendment.

DATED the 12th day of November, 1993.

By:/S/ John W. Hobbs, President

By:/S/ Milo Carlston, Secretary

STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

     On this 12th day of November, 1993, personally appeared before me John W. Hobbs and Milo Carlston, who being by me duly sworn did say that they are the president and secretary, respectively, of Upland Investment Corporation, a Utah corporation, that they are the persons who executed the foregoing Amendment to Articles of Incorporation on behalf of said corporation by authority of its board of directors and shareholders, and each duly acknowledged to me that said corporation executed the same and that the seal affixed is the seal of said corporation.

[Notary Seal]                         /S/Mark N. Schneider
                                          Notary Public